UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 14, 2025

UNITIL CORPORATION

(Exact name of registrant as specified in its charter)

New Hampshire	1-8858	02-0381573
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

6 Liberty Lane West, Hampton, New Hampshire	03842-1720
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (603) 772-0775

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol	Name of each exchange on which registered
Common Stock, no par value	UTL	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01	Entry into a Material Definitive Agreement

On August 14, 2025, Unitil Corporation (the “Company”) entered into an underwriting agreement (the “Underwriting Agreement”) with Wells Fargo Securities, LLC as representative of the several underwriters named therein (the “Underwriters”), pursuant to which the Company agreed to sell 1,393,355 shares of the Company’s common stock, without par value (“Common Stock”), at a public offering price of $46.65 per share (the “Offering”). In connection with the Offering, the Company granted the Underwriters an option exercisable within 30 days to purchase up to an additional 209,003 shares of Common Stock (the “Optional Shares”).

The Company expects to receive net proceeds from the Offering, after deducting the underwriting discounts and commissions and estimated Offering expenses payable by the Company, of approximately $62 million. The Company intends to use the net proceeds from the Offering to (i) make equity capital contributions to our regulated utility subsidiaries, (ii) to repay indebtedness outstanding under its Second Amendment to Third Amended and Restated Credit Agreement dated January 29, 2025 among the Company, Bank of America, N.A. (as administrative agent), and the lenders named therein (the “Credit Facility”), and (iii) for general corporate purposes.

The Underwriting Agreement includes customary representations, warranties and covenants by the Company. It also provides that the Company will indemnify the Underwriters against certain liabilities, including liabilities under the Securities Act of 1933, as amended (the “Securities Act”). Pursuant to the terms of the Underwriting Agreement, the Company and its executive officers and directors have agreed, subject to certain customary exceptions, to certain restrictions on the issuance and sale of its Common Stock and securities convertible into shares of Common Stock during the 60-day period following the closing of the Offering.

The sale of Common Stock will be made pursuant to the Company’s registration statement on Form S-3ASR (File No. 333-287753) declared effective by the Securities and Exchange Commission (the “SEC”) on June 3, 2025, as supplemented by the preliminary prospectus supplement filed with the SEC on August 14, 2025, and the final prospectus supplement, filed with the SEC on August 17, 2025. The Offering is anticipated to close on August 18, 2025.

Neither the Company nor any of its controlled affiliates has any material relationship with any Underwriter, other than with respect to (i) the Distribution Agreement, dated June 3, 2025, by and among the Company, Janney Montgomery Scott LLC and Scotia Capital (USA) Inc. (each as agent and/or forward seller) and Janney Montgomery Scott LLC and The Bank of Nova Scotia (each as forward purchaser), (ii) the debt commitment letter dated May 6, 2025 between the Company and The Bank of Nova Scotia relating to the acquisition of Aquarion Water Company of Massachusetts, Inc., Aquarion Water Company of New Hampshire, Inc., and Abenaki Water Co., Inc., (iii) advice provided by The Bank of Nova Scotia or its affiliates in connection with the acquisition of Aquarion Water Company of Massachusetts, Inc., Aquarion Water Company of New Hampshire, Inc., and Abenaki Water Co., Inc., (iv) the debt commitment letter dated March 31, 2025 between the Company and The Bank of Nova Scotia relating to the acquisition of Maine Natural Gas Company, (v) advice provided by The Bank of Nova Scotia or its affiliates in connection with the acquisition of Maine Natural Gas Company, (vi) the debt commitment letter dated July 8, 2024 between the Company and The Bank of Nova Scotia relating to the acquisition of Bangor Natural Gas Company, (vii) advice provided by The Bank of Nova Scotia or its affiliates in connection with the acquisition of Bangor Natural Gas Company, and (viii) other customary banking and investment banking relationships.

The foregoing description of the material terms of the Underwriting Agreement and the transactions contemplated thereby is not complete and is subject to, and is qualified in its entirety by, the complete text of the Underwriting Agreement, a copy of which is attached as Exhibit 1.1.

The Underwriting Agreement has been included to provide investors with information regarding its terms. The Underwriting Agreement is not intended to provide any factual information about the Company or any of its subsidiaries. The representations, warranties and covenants contained in the Underwriting Agreement were, are or will be made only for purposes of the Underwriting Agreement and as of specific dates, are solely for the benefit of the parties to the Underwriting Agreement and the other Underwriters, and are subject to limitations, modifications, qualifications, or exceptions agreed upon by the parties to the Underwriting Agreement. Moreover, the representations and warranties contained in the Underwriting Agreement generally were, are or will be made for the purpose of allocating contractual risk among the parties to the Underwriting Agreement and the other Underwriters instead of establishing matters as facts, and may be subject to standards of materiality applicable to the parties to the Underwriting Agreement that differ from those applicable to investors. Investors (other than the parties to the Underwriting Agreement and the Underwriters) are not third-party beneficiaries under the Underwriting Agreement and should not rely on the representations, warranties and covenants contained therein or any descriptions thereof as characterizations of the actual state of facts or condition of the Company or its subsidiaries or any of their respective subsidiaries or affiliates. Additionally, information concerning the subject matter of the representations and warranties contained in the Underwriting Agreement may change after the date of the Underwriting Agreement, which subsequent information may or may not be fully reflected in the Company’s public disclosures.

In connection with the Offering, the legal opinion as to the legality of the Common Stock to be sold in the Offering is being filed as Exhibit 5.1 to this Current Report on Form 8-K.

Item 7.01	Regulation FD Disclosure

On August 14, 2025, the Company issued press releases announcing the Offering and the pricing of the Offering, respectively. Copies of the press releases are attached hereto as Exhibit 99.1 and Exhibit 99.2.

The information in this Current Report on Form 8-K under Item 7.01, including the information contained in Exhibit 99.1 and Exhibit 99.2, is being furnished to the SEC and shall not be deemed to be “filed” for the purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section, and shall not be deemed to be incorporated by reference into any filing under the Securities Act or the Exchange Act, except as shall be expressly set forth by a specific reference in such filing.

Item 9.01	Financial Statements and Exhibits

(d) Exhibits

Number	Exhibit	Reference (1)

1.1	Underwriting Agreement, dated August 14, 2025, by and among Unitil Corporation and Wells Fargo Securities, LLC, Scotia Capital (USA) Inc. and Janney Montgomery Scott LLC	Filed herewith

5.1	Opinion of Patrick H. Taylor, Chief Regulatory Counsel, dated August 14, 2025, relating to the legality of the shares of Common Stock	Filed herewith

23.1	Consent of Patrick H. Taylor, Chief Regulatory Counsel (included in Exhibit 5.1)	Filed herewith

99.1	Press release issued by Unitil Corporation, dated August 14, 2025

99.2	Press release issued by Unitil Corporation, dated August 14, 2025

104	Cover Page Interactive Data File (embedded within the Inline XBRL document)	Filed herewith

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

UNITIL CORPORATION

By:
/s/ Daniel J. Hurstak
Daniel J. Hurstak
Senior Vice President, Chief Financial Officer and Treasurer

Date:	August 15, 2025